As filed with the Securities and Exchange Commission on August 22, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0563574
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2002 South 5070 West Salt Lake City, Utah 84104-4726
(Address of Principal Executive Offices including Zip Code)

SCHIFF NUTRITION INTERNATIONAL, INC.
2004 INCENTIVE AWARD PLAN, AS AMENDED
(Full title of the Plan)

Copy to:
Joseph W. Baty Executive Vice President and Chief Financial Officer 2002 South 5070 West Salt Lake City, Utah 84104 (801) 975-5000	Charles K. Ruck, Esq. Regina M. Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626 (714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

                        Large accelerated filer ☐                                                                                                Accelerated filer ☐
                        Non-accelerated filer ☐ (Do not check if a smaller reporting company)                       Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	1,200,000 shares	$6.35	$7,620,000	$300

(1) The Schiff Nutrition International, Inc. 2004 Incentive Award Plan, as amended (the “2004 Plan”), currently authorizes the issuance of 3,510,837 shares of the Registrant’s Class A common stock, par value $0.01 (including the shares being registered hereby). The Registrant has previously registered 2,750,000 shares for issuance under the 2004 Plan, representing the initial authorized number of shares (2,000,000) plus shares that may become issuable under the 2004 Plan because of the expiration or forfeiture of awards previously granted under prior plans. This registration statement is registering the additional 1,200,000 shares previously authorized by our stockholders for issuance under the 2004 Plan.

In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2004 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the price per share and aggregate offering price for the shares of our Class A common stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Class A common stock, as reported on the New York Stock Exchange on August 18, 2008.

Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The 2004 Plan currently authorizes the issuance of 3,510,837 shares of the Registrant’s Class A common stock, par value $0.01.  The Registrant has previously registered 2,750,000 shares for issuance under the 2004 Plan by a Registration Statement on Form S-8 filed with the Commission on October 12, 2005, Registration No. 333-128959 (the “Prior Registration Statement”), representing the initial authorized number of shares (2,000,000) plus shares that may become issuable under the 2004 Plan because of the expiration or forfeiture of awards previously granted under prior plans. This registration statement is registering the additional 1,200,000 shares previously authorized by our stockholders for issuance under the 2004 Plan.  The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The consolidated financial statements and the related financial statement schedule, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 8. Exhibits.

See Index to Exhibits on page 3.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Schiff Nutrition International, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on this 22nd day of August, 2008.

Schiff Nutrition International, Inc.

By:	/s/ Joseph W. Baty
Joseph W. Baty
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Bruce J. Wood, Joseph W. Baty and Daniel A. Thomson, or any of them, as attorneys-in-fact and agents with full power of substitution and re-substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of August 22, 2008.

Signature	Title

/s/ Eric Weider
Eric Weider	Chairman of the Board and Director

/s/ George F. Lengvari
George F. Lengvari	Vice Chairman of the Board and Director

/s/ Bruce J. Wood
Bruce J. Wood	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Joseph W. Baty
Joseph W. Baty	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald L. Corey
Ronald L. Corey	Director

/s/ Roger H. Kimmel
Roger H. Kimmel	Director

/s/ Brian P. McDermott
Brian P. McDermott	Director

/s/ H. F. Powell
H. F. Powell	Director

/s/ Glenn W. Schaeffer
Glenn W. Schaeffer	Director

2

INDEX TO EXHIBITS

Exhibit No.	Description

*EX-5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered hereby.

*EX-23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

*EX-23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*EX-24	Power of Attorney (included in the signature page to this Registration Statement).

EX-99.1	Schiff Nutrition International, Inc. 2004 Incentive Award Plan (incorporated by reference from the Company's Proxy Statement filed September 28, 2004, Annex A).

EX-99.2	Amendment No. 1 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan (incorporated by reference from the Company's Proxy Statement filed September 27, 2006, Annex A).

EX-99.3	Amendment No. 2 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan (incorporated by reference from the Company's Proxy Statement filed September 27, 2007, Annex A).

* Filed herewith.

3